EXHIBIT 99.2

GSAA 2005-12 -- New Issue Announcement
GS Lead Manager & Sole Bookrunner
$575.376mm approx

Class   S&P/Moodys  Size(mm) Grp  Cr.Spt  AvL   Prin.Wndw    Guidance
 AV-1   AAA/Aaa     258.802  ALL   7.35   1.00  11/05-11/07  L+12
 AF-2   AAA/Aaa      21.671  ALL   7.35   2.20  11/07-02/08  S+40
 AF-3   AAA/Aaa      95.624  ALL   7.35   3.00  02/08-09/09  S+50
 AF-4   AAA/Aaa      65.709  ALL   7.35   5.00  09/09-05/12  S+75
 AF-5   AAA/Aaa      43.066  ALL   7.35   7.61  05/12-07/13  S+100
 AF-6   AAA/Aaa      53.875  ALL   7.35   6.26  12/08-07/13  S+55
 M-1    AA+/Aa1       7.268  ALL   6.10   5.15  12/08-07/13  S+85
 M-2    AA/Aa2        7.268  ALL   4.85   5.14  11/08-07/13  S+90
 M-3    AA-/AA3       4.070  ALL   4.15   5.13  11/08-07/13  S+95
 M-4     A+/A1        3.779  ALL   3.50   5.13  11/08-07/13  S+105
 M-5      A/A2        3.779  ALL   2.85   5.13  11/08-07/13  S+120
 M-6    A-/A3         2.907  ALL   2.35   5.13  11/08-07/13  S+130
 B-1   BBB+/Baa1      2.616  ALL   1.90   5.02  11/08-04/13  S+150
 B-2    BBB/Baa2      2.035  ALL   1.55   4.84  11/08-08/12  S+160
 B-3   BBB-/Baa3      2.907  ALL   1.05   4.51  11/08-12/11  S+200

Expected Deal Timing:
Intex Perprice - Dealname: GSAA0512, Passsword: 7BBJ Launch/Price - on or before 9/30 Settle - 10/28

Termsheet - attached

GS Structured Products Global Syndicate
Europe: Mitch Resnick & Tets Ishikawa +44 (0)20 7774-3068
Asia: Omar Chaudhary +81 (3) 6437-7198
N. America: Bunty Bohra, Scott Wisenbaker, Scott Walter & Tony Kim +1 (212) 902-7645

Disclaimer:

This material has been prepared specifically for you and contains indicative terms only. All material contained herein, including proposed terms and
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are subject to further discussion and negotiation.  Goldman Sachs does not
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